FIRST AMENDEMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made as May 25, 2011 (“Amendment”), by and between Ecology Coatings, Inc., a Nevada corporation (“Company”) and F. Thomas Krotine (“Executive”) and amends the Employment Agreement between Company and Executive dated September 21, 2009 (“Agreement”).

1. The parties agree to amend Section 4.1 of the Agreement as follows:

Base Salary.  The Company shall initially pay the Executive an annual salary of $100,000 for his services under the Agreement starting May 1, 2011.  Such salary shall be payable semi-monthly, subject to applicable withholding and other taxes and subject to annual adjustment by the Company’s Compensation Committee or its Board of Directors.

2.	In all other respects, the terms of the Agreement shall remain in full force and effect.

ECOLOGY COATINGS, INC.

By:

/s/ Robert G. Crockett                                                                                               /s/ F. Thomas Krotine

Its:  CEO